UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report: March 16, 2009
(Date of earliest event reported)
INTERWOVEN, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-27389	77-0523543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 East Tasman Drive, San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)
(408) 774-2000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

     Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     In connection with the closing of the Merger (as defined in Item 5.01), Interwoven, Inc., a Delaware corporation (“Interwoven”), notified The NASDAQ Stock Market (“NASDAQ”) that each share of common stock of Interwoven, par value $0.001 per share (“Common Stock”), outstanding immediately prior to the effective time of the Merger had been converted into the right to receive $16.20 in cash, without interest, and subject to any applicable withholding taxes, and requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended on Form 25 (the “Form 25”) to strike the Common Stock from listing and registration on The NASDAQ Global Select Market. NASDAQ filed the Form 25 with the SEC on March 16, 2009, thereby delisting the Common Stock from and trading of the Common Stock from The NASDAQ Global Select Market was suspended effective as of prior to the opening of trading on March 17, 2009.
     Item 3.03. Material Modification to Rights of Security Holders.
     Upon the effective time of the Merger, holders of Common Stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders in Interwoven (other than their right to receive the merger consideration, or, in the case of Dissenting Shares (as defined in the Merger Agreement), the rights pursuant to Section 262 of the Delaware General Corporation Law) and, accordingly, such holders no longer have any interest in Interwoven’s future earnings or growth.
     Item 5.01. Changes in Control of Registrant.
     On March 16, 2009, pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated January 22, 2009, by and among Interwoven, Autonomy Corporation plc (“Autonomy”) and Milan Acquisition Corp. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Autonomy, the transaction contemplated by the Merger Agreement was consummated (the “Merger”). Upon the closing of the Merger, Merger Sub merged with and into Interwoven and Interwoven became a wholly-owned subsidiary of Autonomy. Pursuant to the terms of the Merger Agreement, each share of Common Stock (other than shares of Common Stock held by stockholders who perfected their appraisal rights under applicable provisions of Delaware law) outstanding immediately prior to the effective time of the Merger was converted into the right to receive $16.20 in cash, without interest, and subject to any applicable withholding taxes.
     The total amount of funds necessary to complete the Merger was funded in part by Interwoven’s existing cash balance. Autonomy used cash on hand, including proceeds from Autonomy’s sale of its ordinary shares to institutional investors in January 2009, and borrowings under its credit facility with Barclays Commercial Bank, Eastern, a division of Barclays Bank PLC, to fund its payment of the merger consideration.
     The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, which was filed with the SEC as Exhibit 2.1 to Interwoven’s Current Report on Form 8-K filed on January 22, 2009, and is incorporated herein by reference.
     Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.
     Upon the effective time of the Merger, the directors of Merger Sub immediately prior to the effective time became the directors of Interwoven and the officers of Merger Sub became the officers of Interwoven, in each case, until their respective successors are duly elected or appointed and qualified, or until earlier of their death, resignation or removal.
     Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the completion of the Merger and pursuant to the terms of the Merger Agreement, Interwoven’s certificate of incorporation and bylaws were amended and restated in their entirety, effective as of March 16, 2009, so that they read the same (except with respect to the name of the corporation) as the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the effective time of the Merger. Copies of the amended certificate of incorporation and bylaws are attached hereto as Exhibits 3.1 and 3.2 and are incorporated herein by reference.
     Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of January 22, 2009 by and among Autonomy Corporation plc, Milan Acquisition Corp. and Interwoven, Inc. (incorporated by reference from Exhibit 2.1 to Interwoven, Inc.’s Current Report on Form 8-K, filed January 22, 2009).*
3.1	Amended and Restated Certificate of Incorporation of Interwoven, Inc.
3.2	Amended and Restated Bylaws of Interwoven, Inc.

*	Schedules have been omitted pursuant to Regulation S-K Item 601(b)(2). Interwoven, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.
Date: March 17, 2009	By:	/s/ Andrew M. Kanter
Andrew M. Kanter
Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of January 22, 2009 by and among Autonomy Corporation plc, Milan Acquisition Corp. and Interwoven, Inc. (incorporated by reference from Exhibit 2.1 to Interwoven, Inc.’s Current Report on Form 8-K, filed January 22, 2009).*
3.1	Amended and Restated Certificate of Incorporation of Interwoven, Inc.
3.2	Amended and Restated Bylaws of Interwoven, Inc.

*	Schedules have been omitted pursuant to Regulation S-K Item 601(b)(2). Interwoven, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.